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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2005

                             Graphco Holdings Corp.
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             (Exact name of registrant as specified in its charter)

            Delaware                                          75-2926438
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(State or other jurisdiction of       (Commission            (IRS Employer
         incorporation)               File Number)        Identification No.)

         321 Norristown Road, Suite 205,
               Ambler, Pennsylvania                                 19002
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    (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (215) 591-6550

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

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

Item 1.01 Entry into a Material Definitive Agreement.


         On June 10, 2005, Graphco Holdings Corp., a Delaware Corporation ("GHC"), Graphco Holdings Acquisition Corp., a Delaware Corporation and a wholly-owned subsidiary of GHC ("GHAC"), and NGM-TEC, Inc., a New Jersey Corporation ("NGM"), entered into a definitive merger agreement pursuant to which NGM will merge with and into GHAC, with GHAC surviving. The merger and the merger agreement have been approved by the boards of directors of each of the parties.


         Subject to the terms and conditions of the merger agreement, as well as to certain adjustment provisions, the holders of NGM common shares will receive
0.126077 fully paid and non assessable shares of as-yet undesignated GHC Series C convertible preferred stock for each NGM common share and all outstanding NGM common stock purchase warrants will be automatically converted into GHC warrants to purchase a corresponding number of shares of GHC Series C convertible preferred stock. The GHC Series C convertible preferred stock shall be convertible into shares of GHC common stock at the rate of 1-for-90, but only following an increase in the number GHC's authorized common shares sufficient to accommodate the conversion of all NGM shares pursuant to the merger. Pursuant to the merger agreement, GHC is obligated to file a certificate of designations with the State of Delaware creating the Series C convertible preferred stock to be issued in the merger and upon exercise of the warrants to be converted.


         Each of GHC, GHAC and NGM have made customary representations, covenants and warranties in the merger agreement. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and/or limitations. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties were used solely for the purpose of allocating risk among GHC, GHAC and NGM, rather than establishing matters as factual. For the foregoing reasons, the representations and warranties should not be relied on as statements of factual information, either as of the time they were made or at any other time.


         Consummation of the merger is subject to customary conditions, including approval of the merger by NGM's shareholders and tax clearance from the State of New Jersey.


         The merger agreement provides for the right of termination upon the mutual written consent of each of GHC and NGM.


         The foregoing is merely a summary of select provisions contained in the merger agreement, and is qualified in its entirety by reference to the merger agreement itself, which is filed as Exhibit 2.1 hereto, and incorporated herein by reference.


         In connection with the contemplated merger, GHC will prepare and file with the SEC an information statement on Schedule 14(f), together with such other documents regarding the contemplated transaction as may be required. Before making any voting or investment decision as may be required in connection with the merger, investors are urged to read the information statement regarding the transaction and any other relevant documents carefully and in their entirety when they become available because they will contain important information. The final information statement will be mailed to GHC's shareholders and will also be available without cost at the SEC's Internet Website (accessible at http://www.sec.gov).

      Item 9.01 Financial Statements and Exhibits.


      (c)   Exhibits.


Exhibit No.                            Description
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2.1   Agreement and Plan of Merger, dated as of June 10, 2005, by and among
      Graphco Holdings Corp., Graphco Holdings Acquisition Corp. and NGM-TEC,
      Inc.


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GRAPHCO HOLDINGS CORP.

                                       By:    /s/ Cristian Ivanescu
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Date: June 16, 2005                    Name:  Cristian Ivanescu
                                       Title: Chief Executive Officer &
                                              Chairman of the Board

                                  EXHIBIT INDEX


Exhibit No.                           Description
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2.1   Agreement and Plan of Merger, dated as of June 10, 2005, by and between
      Graphco Holdings Corp., Graphco Holdings Acquisition Corp. and NGM-TEC,
      Inc.